SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant
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☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

INDIGO-ENERGY, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11 .

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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INDIGO-ENERGY, INC.
701 N. Green Valley Pkwy., Suite 200
Henderson, Nevada 89074
(702) 990-3387

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 14, 2010

TO THE STOCKHOLDERS OF INDIGO-ENERGY, INC.:

You are cordially invited to attend the annual meeting of stockholders (the “Annual Meeting”) of Indigo-Energy, Inc. (the “Company” or “Indigo”) to be held on June 14, 2010 at the Marriot Hotel Airport, One Arrivals Road, Philadelphia, PA 19153 at 2:00 p.m. (local time).  At the Annual Meeting, you will be asked to vote on the following:

1.
The amendment to the Company’s Articles of Incorporation to effectuate an increase in the Company’s authorized common stock from 1,000,000,000 shares, par value $0.001 per share, to 2,000,000,000 shares, par value $0.001 per share (Proposal No. 1);

2.
The election of two members of the Company’s Board of Directors, to hold office for a period of two (2) years, until their successor are elected and qualified or until their earlier resignation or removal (Proposal No. 2);

3.	To ratify the appointment of Mark Bailey & Company, Ltd. as the Company’s independent accounting firm for the fiscal year ending December 31, 2009 (Proposal No. 3); and

4.	To consider and act upon any other business that may properly come before the meeting or any adjournments thereof.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY STOCKHOLDER VOTES AT THE ANNUAL MEETING IN PERSON OR BY PROXY.

The foregoing items of business are more fully described in the Proxy Statement that is attached and made a part of this Notice.

The Company’s Board of Directors has fixed the close of business on April 16, 2010 as the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the meeting, please take the time to vote by filling in, signing and dating the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

You may attend the meeting and vote in person even if you have previously voted by proxy. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

The Company’s Annual Report (excluding exhibits) for the fiscal years ended December 31, 2008 and December 31, 2009 have been mailed with or prior to this Proxy Statement. This Proxy Statement and the enclosed proxy card are expected to be mailed to stockholders on or about April 30, 2010.

April ___, 2010	By:	/s/ Stanley L. Teeple
Stanley L. Teeple
Chief Financial Officer, Secretary, Treasurer and Director

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 14, 2010

The enclosed proxy materials and access to the proxy voting site are also available to you on the Internet.
You are encouraged to review all of the information contained in the proxy materials before voting.

The Company’s Proxy Statement and Annual Report to Stockholders are available at:
http://www.indigo-energy.com

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

IMPORTANT: Please SIGN, DATE, and RETURN the enclosed proxy immediately whether or not you plan to attend the Annual Meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

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TABLE OF CONTENTS

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INDIGO-ENERGY, INC.
701 N. Green Valley Pkwy., Suite 200
Henderson, Nevada 89074
(702) 990-3387

(PRELIMINARY)

PROXY STATEMENT
FOR
2009 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING THE PROXY MATERIALS AND THE ANNUAL MEETING

The Board of Directors of Indigo-Energy, Inc. (“Indigo” or the “Company”) is soliciting proxies to be voted at the 2009 Annual Meeting of its stockholders to be held on June 14, 2010. Your vote is very important. For this reason, our Board of Directors is requesting that you either vote at the meeting or permit your common stock to be represented at the meeting by the proxies named on the enclosed proxy card. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Voting materials, which include this proxy statement, the proxy card and our annual report on Form 10-K (excluding exhibits) for the fiscal years ended December 31, 2008 (“2008 Form 10-K”) and December 31, 2009 (“2009 Form 10-K”), will be mailed to stockholders on or about April 30, 2010. Indigo’s principal executive offices are located at 701 N. Green Valley Pkwy., Suite 200, Henderson, Nevada, 89074.  Indigo’s main telephone number is (702) 990-3387. In this proxy statement, Indigo-Energy, Inc. is referred to as the “Company,” “Indigo” and “we.”

Questions and Answers
Q:	Who may vote at the meeting?

A:
You may vote your Indigo stock if our records show that you owned shares in the Company on April 16, 2010, which is referred to as the Record Date. On April 16, 2010, there were 828,861,382 shares of common stock outstanding. You may cast one vote for each share of common stock held by you on all matters presented.

Q:	What proposals will be voted on at the annual meeting?

A:	There are three proposals scheduled to be voted on at the annual meeting:

•
The amendment to the Company’s Articles of Incorporation to effectuate an increase in the Company’s authorized common stock from 1,000,000,000 shares, par value $0.001 per share, to 2,000,000,000 shares, par value $0.001 per share (the “Increase in Authorized Common Stock”);

•	Election of two (2) members of the Company’s Board of Directors (the “Board”);

•	The ratification of the appointment of Mark Bailey & Company, Ltd. as the Company’s independent accounting firm for the fiscal year ending December 31, 2009.

We will also consider other business that properly comes before the meeting.

Q:	How does the Board recommend that I vote?

A:	Our Board recommends that you vote:

•	“FOR” the Increase in Authorized Common Stock

•	“FOR” each of the nominees to the Board;

•	“FOR” the ratification of the appointment of Mark Bailey & Company, Ltd. as the company’s independent accounting firm for the fiscal year ending December 31, 2009;

Q:	How can I vote my shares in person at the annual meeting?

A:
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer, you are considered the stockholder of record with respect to those shares, and the proxy materials (including proxy card) are being sent directly to you by Indigo. As the stockholder of record, you have the right to vote in person at the meeting. If you choose to do so, you can bring the enclosed proxy card or vote using the ballot provided at the meeting. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

A number of stockholders of the Company hold their shares in street name through a stockbroker, bank or other nominee rather than directly in their own name. In that case, such stockholders are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to such stockholder together with a voting instruction card. As the beneficial owner, you are also invited to attend the annual meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. You will need to contact your broker, trustee or nominee to obtain a legal proxy, and you will need to bring it to the meeting in order to vote in person.

Q:	How can I vote my shares without attending the annual meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the annual meeting by mailing your proxy card or voting instruction card in the enclosed pre-paid envelope. Please refer to the enclosed materials for details.

Q:	What happens if additional matters are presented at the annual meeting?

A:
Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the person named as proxy holder, Stanley L. Teeple, Chief Financial Officer of the Company, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q:	What happens if I do not give specific voting instructions?

A:
If you hold shares in your name, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee will have authority and the sole discretion to vote your shares on all matters to be considered at the meeting.

Q:	What is the quorum requirement for the annual meeting?

A:
A majority of Indigo’s outstanding shares as of the record date must be present at the meeting (in person or represented by proxy) in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting, if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card.

Q:	How can I change my vote after I return my proxy card?

A:
You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new proxy card with a later date or by attending the meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy unless you vote at the meeting or specifically request in writing that your prior proxy be revoked.

Q:	Is my vote confidential?

A.
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Indigo or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Moreover, stockholders occasionally provide written comments on their proxy card, which may be forwarded to Indigo’s management.

Q:	Where can I find the voting results of the annual meeting?

A:
The preliminary voting results will be announced at the meeting. The final voting results will be tallied by our Inspector of Elections and published in our annual report on Form 10-K for the fiscal year ended 2010.

Q:	How can I obtain a separate set of voting materials?

A:
To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Indigo stock account, we are delivering only one set of the proxy statement and the 2008 Form 10-K to certain stockholders who share an address, unless otherwise requested. A separate proxy card is included in the voting materials for each of these stockholders. If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of these materials in the future. Further, for future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by writing or calling us at:

INDIGO-ENERGY, INC.
701 N. Green Valley Pkwy., Suite 200
Henderson, Nevada 89074
(702) 990-3387

Q:	How can I obtain a copy of Indigo’s 10-K?

A:
A copy of the Company’s 2008 Form 10-K and 2009 Form 10-K are included in this Proxy Statement.  You may obtain an additional copy of our 2008 Form 10-K and 2009 Form 10-K by sending a written request to the address listed above under “How can I obtain a separate set of voting materials?” If you prefer a copy of the 2008 Form 10-K or 2009 Form 10-K including exhibits, you will be charged a fee (which will be limited to our reasonable expenses in furnishing such exhibits). Our 2008 Form 10-K and 2009 Form 10-K are also available in PDF format on the SEC website at http://www.sec.gov.

Q:	What is the voting requirement to approve each of the proposals?

A:
Pursuant to Section 78.320 of the Nevada Revised Statutes and the Company’s By-Laws, a “FOR” vote from at least a majority of the stock having voting power present at the Annual Meeting is required to effectuate the Increase in Authorized Common Stock.  A “FOR” vote from at least 10% of the stock having voting power present at the Annual Meeting is required for each of the nominees for directors, and to ratify the appointment of Mark Bailey & Company, Ltd. as the Company’s independent accounting firm for the fiscal year ending December 31, 2009.

B.	How Can I Communicate with the Board of Directors?

A:
The Board of Directors of the Company has not adopted a formal procedure that stockholders must follow to send communications to it.  The Board of Directors does receive communications from stockholders, form time to time, and addresses those communications as appropriate.  Stockholders can send communications to the Board in writing to:

INDIGO-ENERGY, INC.
701 N. Green Valley Pkwy., Suite 200
Henderson, Nevada 89074
(702) 990-3387
Attn:  Stanley L. Teeple, CFO

WHO CAN HELP ANSWER YOUR QUESTIONS?

You may seek answers to your questions by writing or calling the Company at its principal executive offices:

INDIGO-ENERGY, INC.
701 N. Green Valley Pkwy., Suite 200
Henderson, Nevada 89074
(702) 990-3387

INCREASE IN AUTHORIZED COMMON STOCK
PROPOSAL NO.1

The Board proposes to amendment to the Company’s Articles of Incorporation to effectuate an increase in the Company’s authorized common stock from 1,000,000,000 shares, par value $0.001 per share, to 2,000,000,000 shares, par value $0.001 per share.  The purpose of the Increase in Authorized Common Stock is to ensure that the Company has sufficient common stock available to accommodate the exercise of certain warrants and options and the conversion of convertible notes previously issued by the Company.  Moreover, shares of common stock may be issued to investors who agree to provide the Company with the funding it requires to continue its operations.  As of this date, the Company has not identified any potential investors and has not entered into any agreements relating to any potential investment in the Company.

As of the April 16, 2010, the Company has 828,861,382 shares outstanding, and the following options and warrants outstanding:

Name of Recipient	Type of Security	Amount		Description of Transaction
Various officers and directors	Stock Option	15,750,000		Options issued to various directors and officers on 10/29/07 pursuant to the Company’ stock option plan. All options expire on 10/16/2017 and are exercisable at $0.25 per share.
Various officers and directors	Stock Option	9,000,000
Consists of 8,000,000 options issued to various directors and officers on 02/26/08 pursuant to the Company’ stock option plan, and 1,000,000 options issued to counsel for services rendered. All options expire on 10/16/2017 and are exercisable at $0.25 per share.

Indigo-Energy Partners, LP	Warrants	13,200,000
Pursuant to a Global Settlement Agreement with partners of Indigo-Energy Partners, LP wherein the Company acquired the remaining 50% partnership interests from the other partners.  The Company issued three warrants to each of the partners for every dollar they originally invested.  The warrants vested on October 1, 2008 and will expire seven years from the grant date.  The warrants are exercisable at $0.25 per share.

Carr Miller Capital, LLC (“CMC”)	Warrants	37,950,000
Pursuant to a Global Financing Agreement, wherein CMC agreed to restructure the Company’s existing debt obligations to CMC and to provide the Company with funding to finance and institute its new drilling program.   The warrants were issued to ensure anti-dilution protection to CMC. The warrants were issued and vested on December 5, 2008, expire in 7 years from date of grant, and are exercisable at $0.02 per share, the per share price for the Company’s common stock when the agreement was entered into.

James T. Dunn III	Warrants	200,000
Pursuant to a consulting agreement dated February 1, 2009 wherein James T. Dunn agreed to provide consulting services and support for the Company’s business development.  The warrants have an exercise price of $0.05 per share, vest immediately, and expire in five years.

Denny Ramos	Warrants	200,000
Pursuant to a consulting agreement dated February 1, 2009 wherein Denny Ramos agreed to provide consulting services and support for the Company’s business development.  The warrants have an exercise price of $0.05 per share, vest immediately, and expire in five years.

James and Mary Walgreen	Convertible Notes	66,666,667	(1)
The convertible notes were issued in consideration for $2,662,100 received in April 2006 and continuing through October 2006.  The notes are convertible at anytime prior to the maturity date at a rate equal to 60% of the average of the lowest three trading prices during the twenty trading days preceding the conversion date. The noteholders also agreed to limit all of their conversions to no more than the greater of $100,000 per month or the average daily dollar volume calculated during the ten business days prior to a conversion.

TOTAL		142,966,667

A “For” vote from at least a majority of the common stock having voting power present at the Annual Meeting is required to authorize the Increase in Authorized Common Stock.

(1) Based on the lowest three trading days during the 20 trading days preceding 12/31/09, which was $0.01.  60% of such is $0.006 and therefore, $400,000 divided by $0.006 is 66,666,667 shares.

ELECTION OF DIRECTORS
 PROPOSAL NO. 2

The Board proposes the election of two (2) of the current directors of the Company for a term of two (2) years. The following is information about each nominee, including biographical data for the last five years. Should one or both of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors.

The Board adheres to corporate governance principles designed to assure the continued vitality of the Board and excellence in the execution of its duties. The Board is responsible for supervision of the overall affairs of the Company. Following the Annual Meeting, the Board will consist of five directors. All directors are U.S. citizens. The term of each director continues until the next annual meeting or until successors are elected. The nominees for director are:

Name	Biographical Information and Current Directorships	Age

Steven P. Durdin
Steve currently serves as Indigo’s Chief Executive Officer and has been an active investor and stockholder of the Company since its inception in 2005.  In 2006, he led a small group to form Indigo Partners, L.P. and played a major role in raising the funds necessary to drill the first round of wells for the company.  As acting managing partner for the partners, Steve has been a key liaison with investor groups and stockholders for the organization and has been instrumental in raising the funding necessary to help the Company operate up until this point.  Steve’s business background includes owning and operating property and casualty insurance franchises, business consulting and real estate development.  He also maintains an active role in two overseas partnerships in Panama and Mozambique.  He accepted an active and working Directors role for the Company in April 2007.  Steve graduated from Rider University in Lawrenceville, New Jersey with a degree in Finance.

Steve currently serves as the Chief Executive Officer and as a director of the Company.  He is being nominated as a director of the Company for a two year term.
44

Brad Hoffman
Brad launched his career in financing fifteen years ago as co-founder of Hoffman, Hoffman & Associates (HH&A), a financial services company specific to the financing and factoring markets with clients which included hospitals, surgery centers, manufacturers and transportation companies.  In 1995, HH&A merged with IHRS, Inc. to provide a broader set of financing services to the healthcare, manufacturing and transportation industries.  In January 2004, Mr. Hoffman co-founded Surgifund, Inc. (SFI) and acquired California-based healthcare accounts receivables.  In conjunction with SFI, Mr. Hoffman also co-founded Castlegate Holdings in 2005, which is a joint venture partner of Fortress, one of the larger New York hedge funds.  Mr. Hoffman attended UCLA and Pepperdine University and is degreed in Business Science Financing and Management.

Brad currently serves as a director of the Company and is being nominated for a two year term.
39

All directors hold office for a period of two years or until his successor is elected and qualified. A director or officer may also resign at any time. There are no family relationships among directors or executive officers of Indigo.

A “For” vote from at least 10% of the common stock having voting power present at the Annual Meeting is required for each of the nominees for director.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL
THE ABOVE NOMINEES FOR THE RESPECTIVE PERIOD SPECIFIED.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions Involving Mr. Durdin

Steve Durdin serves as our President under an employment agreement previously entered into between the Company and Mr. Durdin.  Under the terms of the agreement, Mr. Durdin receives $20,833.33 per month, and is entitled to receive options or cashless exercise warrants to acquire a minimum of 10,000,000 shares of our common stock pursuant to our 2007 Stock Option Plan. Mr. Durdin is also entitled to receive immediate family medical and dental insurance coverage and life insurance equal to three times his annual base salary. In addition, Mr. Durdin will receive an auto allowance of $1,000 per month and a home office allowance of $1,000 per month, as well as reimbursement for reasonable out-of-pocket expenses. As part of the agreement, Mr. Durdin will not be entitled to additional compensation by reason of service as a member of the Board of Directors. The agreement was effective on October 1, 2007 for a fifteen-month period and was automatically renewed for an additional one-year period.  The base salary was increased to its current level effective April 1, 2009.

Transaction Involving Mr. Hoffman

In December 2008, Mr. Hoffman was elected to our Board of Directors. As compensation for his services as a member of our Board of Directors, Mr. Hoffman received an option to purchase 250,000 shares of our common stock pursuant to our 2007 Stock Option Plan. The options vested immediately on the option grant date, have an exercise price of $0.25 per share and expire on October 16, 2017.

Involvement in Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of the Company has, during the last ten years: (i) been convicted in or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any Federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

DIRECTOR COMPENSATION

Non-Company officer directors are compensated as follows: $1,000 in cash for each meeting attended, as well as reimbursement for all expenses incurred to and from board meetings. In addition, directors receive options to purchase shares of common stock of the Company at the price prevailing on the date on which options are exercised.

INFORMATION ON SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information, as of April 16, 2010, with respect to the beneficial ownership of the Company’s common stock by each person known by the Company to be the beneficial owner (as defined by the Securities and Exchange Commission), of more than 5% of the outstanding common stock by each of the Company’s officers and directors, and by the officers and directors of the Company as a group.

Name and Address of Stockholders*	Shares Beneficially Owned (1)		Percentage Ownership(1)

Beneficial Owners
James Walter, Sr. (Former Director)	47,941,400	(2)	5.78%

Officers and Directors
Steve Durdin (CEO, Director)	35,859,031	(3)	4.33%
Stan Teeple (CFO, Director)	10,000,000	(4)	1.20%
Everett Miller (COO, Director)	345,153,457	(5)	41.64%
Hercules Pappas (Director)	20,500,000	(6)	2.47%
Brad Hoffman (Director)	250,000	(7)	**
Officers and Directors as a group (5) persons	411,762,488		49.68%

*Each stockholder’s address is c/o Indigo Energy, Inc. 701 N. Green Valley Pkwy, Suite 200, Henderson, Nevada 89074
** Less than 1%
(1)	Based on an aggregate of 828,861,382 shares outstanding as of April 16, 2010.

(2)
Consists of 250,000 stock options pursuant to the Company’s 2007 Stock Option Plan, 2,400,000 warrants issued in the name of James Walter, Sr. and 1,950,000 warrants issued in the name of Tammy Walter, a family member of James Walter, Sr., 25,000,000 shares of common stock issued to James Walter, Sr., 7,975,800 shares of common stock issued to Tammy Walter, and 10,365,600 shares of common stock issued to Infinity Investments, LLC an entity controlled by James Walter Sr.

(3)
Consists of 10,000,000 stock options pursuant to the Company’s 2007 Stock Option Plan, 1,800,000 warrants, and 23,959,031 shares of common stock issued in the name of Mr. Durdin and 100,000 shares of common stock issued in the name of S. Durdin Insurance Agency, Inc, an entity of which Mr. Durdin is the controlling person.

4)	Consists of options pursuant to the Company’s 2007 Stock Option Plan.

(5)
Consists of 2,750,000 stock options pursuant to the Company’s 2007 Stock Option Plan, 37,950,000 warrants to purchase shares of the Company’s common stock issued pursuant to a Global Financing Agreement and 304,453,457 shares of common stock that have been issued to Carr Miller Capital, LLC and which are beneficially owned by Mr. Miller as a principal of Carr Miller Capital, LLC.

(6)	Consists of 250,000 stock options pursuant to the Company’s 2007 Stock Option Plan and 20,250,000 shares of Common Stock.

(7)	Consists of 250,000 shares of common stock.

INFORMATION ABOUT EXECUTIVE OFFICERS AND DIRECTORS

The various corporate officers are elected annually by our Board. Each holds office until their successors are elected and duly qualified or until their resignation.

The directors and executive officers of the Company currently serving are as follows:

Name	Age	Title

Steven P. Durdin	44	Chief Executive Officer and Director

Stanley L. Teeple	61	Chief Financial Officer and Director

Everett Miller	40	Chief Operating Officer and Director

Hercules Pappas	39	Director

Brad Hoffman	38	Director

Steven P. Durdin – Please see Mr. Durdin’s biography on page 6 hereof.

Stanley L. Teeple – Over the last 30 years Stan has held numerous senior management positions in a number of public and private companies across a broad spectrum of industries. In his capacity as a turnaround consultant he has taken over and ultimately owned, operated, and then sold two $50 plus million perishables distribution businesses involved in commercial, wholesale, franchise and retail operations. Additionally he has operated and worked for various court appointed trustees and principals as CEO, COO, and CFO in the entertainment, pharmaceuticals, food, travel, and tech industries. He presently operates his consulting business on a project-to-project basis, and holds various other directorships. His businesses operational strengths include knowing how to manage and maximize the resources and preserve the integrity of a company from start-up through to maturity. In his capacity as President of Stan Teeple, Inc. for the last 25 plus years, he has provided services to various bankruptcy Trustees and Counsel primarily in the Central District of California. These services included interim operator, CEO, CFO, appraisals, plan structuring and various other capacities as required. These situations required delicate negotiations with creditors, vendors, lenders, and the debtors themselves to evolve and maximize the assets of the corporations. Some of the companies included as clients are United Artists Theatre Circuit, Chiquita Brands, Inc., United Airlines, Warner Lambert, General Mills, Coca-Cola Foods, Numero Uno Pizza, Pro Image Entertainment Corporation, and Compass Microsystems.

Everett Miller – Mr. Miller joined the Company in January 2008. He has been in the investment banking, venture capital and securities business for more than 25 years. He started and operated Carr Miller Capital, LLC in November of 2006, a developer of real estate, banking and securities funding techniques, which has since partnered with global financial companies such as ICA Investment Group and Fortis Bank. From March 2005 until June 2006, he operated Everett Miller Financial, a developer of funding techniques. He also operated Millenium Brokerage LLC from June 2002 to January 2005. Mr. Miller has several securities licenses, including the Series 55 Equity Floor trader and Series 24 General Principal. He is a member of both the New Jersey Energy Traders and the Securities and Trading Advisory Board of Seton Hall University, where he acts as a mentor and advisory teacher of securities and financial software and real time operations/practices. Mr. Miller attended college at University of Maryland and Embry-Riddle Aeronautical College in Florida. He lived in Europe for several years, has worked for the United States DOD as a GS-12 rated employee, has a Paralegal Certification in New Jersey and Pennsylvania.

Hercules Pappas– Mr. Pappas joined the Company in January 2008. He joined the law firm of Pappas & Richardson, LLC in October 1998 and is currently the firm’s Managing Partner. His practice since joining the firm has primarily been in the litigation and investment banking departments. He also acts as the Economic Advisor and Legal Counsel to Carr Miller Capital and as the Economic Advisor to ICA Investments. Mr. Pappas obtained his Bachelor of Arts degree in Economics and Political Science from East Stroudsburg University and earned his Juris Doctor from Widener University School of Law.

Brad Hoffman – Please see Mr. Hoffman’s biography on page 6 hereof.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation paid to or accrued by the executive officers named below during the fiscal years ended December 31, 2009 and 2008.

		Salary	Bonus	Stock Awards	Option Awards	Non- equity Incentive Plan Comp	Non- qualified Deferred Comp. Earnings	All Other Comp	Total
Name	Year	($)	($)	($)	($)	($)	($)	($)	($)

Steven P. Durdin (1)	2008	114,000	-	-	-	-	-	9,000	123,000
	2009	210,333	-	1,000,000	-	-	-	-	1,210,333

Stanley Teeple (2)	2008	260,000	-	-	596,500	-	-		856,500
	2009	260,000	-	-	-	-	-	-	260,000

Everett Miller (3)	2008	-	-	-	328,080	-	-	-	328,080
	2009	-	-	-	-	-	-	-	-

Hercules Pappas (4)	2008	-	-	17,500	29,830	-	-	-	47,330
	2009	-	-	-	-	-	-	-	-

Brad Hoffman (5)	2008	-	-	17,500	-	-	-	-	17,500
	2009	-	-	-	-	-	-	-	-

(1)
On October 8, 2007, we entered into an employment agreement with Steve Durdin to become our President, which replaced the consulting agreement we had with Mr. Durdin as described above. We agreed to pay Mr. Durdin $9,500 per month, and issue to Mr. Durdin options or cashless exercise warrants to acquire a minimum of 10,000,000 shares of our common stock pursuant to our 2007 Stock Option Plan. Mr. Durdin will also receive immediate family medical and dental insurance coverage and life insurance equal to three times his annual base salary. In addition, Mr. Durdin will receive an auto allowance of $1,000 per month and a home office allowance of $1,000 per month, as well as reimbursement for reasonable out-of-pocket expenses. As part of the agreement, Mr. Durdin will not be entitled to additional compensation by reason of service as a member of the Board of Directors. The agreement was effective on October 1, 2007 for a fifteen-month period and will automatically renew for consecutive one-year periods unless terminated by either party.

On April 2, 2009, pursuant to the recommendation of the Company’s Compensation Committee, the Company increased the base salary of its Chief Executive Officer, Steven Durdin, to $250,000 a year. Mr. Durdin has agreed that the Company shall only pay such portion of the base salary, as increased, permitted by the Company’s current cash flow.  Any balance thereof shall be accrued until the Company has sufficient positive cash flow to allow an additional payment of Mr. Durdin’s base salary.  The Company also issued 20 shares of the Company’s Series D to Mr. Durdin. On April 21, 2009, upon the increase in the Company’s authorized common stock from 600,000,000 to 1,000,000,000 shares, the 40 shares of Series D Preferred Stock automatically converted into 40,000,000 shares of common stock, which were issued on April 22, 2009.The increase in Mr. Durdin’s base salary, as well as the issuance of Series D to Mr. Durdin are in consideration for his extensive efforts extended in relation to the completion of the drilling on the Wells and for his continued efforts in preparation for other drilling activities in the Illinois Basin.

(2)
On December 21, 2006, we entered into a third consulting agreement with Stanley Teeple, Inc. (“STI”), an entity affiliated with Stanley Teeple, our then Secretary and Treasurer and Board Director, pursuant to which we agreed to pay STI a weekly consulting fee of $5,000, and issue to STI options or cashless exercise warrants during the first quarter of 2007 to acquire a minimum of 5,000,000 shares of our common stock at terms to be determined by our Board of Directors. The agreement was effective on January 1, 2007 for a two-year period and would be automatically renewed for consecutive one-year periods unless terminated by either party. On March 8, 2007, the Company entered into a fourth consulting agreement with STI, which superseded but provided for the identical terms of cash compensation as STI’s agreement of December 21, 2006. In addition, STI is to be reimbursed for certain medical and dental insurance coverage, an auto allowance of $1,000 per month, and certain other fringe benefits. STI was also entitled to receive options or cashless warrants to acquire 20,000,000 shares of our common stock at prices to be determined by the terms of a stock option plan to be adopted by the Company. In 2007, STI waived its rights to 10,000,000 of the options to acquire our common stock. Mr. Teeple currently owns options to purchase 10,000,000 shares of the Company’s common stock personally of which 5,000,000 options were granted in 2007, at an exercise price of $0.25 per share, and 5,000,000 options were granted in April 2008, pursuant to the Company’s Stock Option Plan.

(3)
In January 2008 Everett Miller was elected to our Board of Directors. As compensation for his services, Mr. Miller received an option to purchase 250,000 shares of our common stock pursuant to our 2007 Stock Option Plan. In January 2008, the Company entered into a consulting agreement with Everett Miller, our Board Member and a related party, to provide consulting services and support for business development of energy related properties, assist in development of the Company’s strategic marketing and business plan and to handle other duties as assigned by Company management. As compensation, the Company was required to issue a non-qualified stock option to Mr. Miller under its 2007 Stock Option Plan to purchase 2,500,000 shares of the Company’s common stock with an exercise price of $0.25 per share. This option was issued by the Company on February 26, 2008.

(4)
In December 2008 Hercules Pappas was elected to our Board of Directors. As compensation for his services, Mr. Pappas received 250,000 shares of our common stock as well as 250,000 options to purchase the Company’s common stock.

(5)	In December 2008 Brad Hoffman was elected to our Board of Directors. As compensation for his services, Mr. Hoffman received 250,000 shares of our common stock.

Compensation for Services and Reimbursement of Expenses of Executive Officers

All executive officers of the Company are compensated in accordance with their respective employment or consulting agreements and are reimbursed for all reasonable out-of –pocket expenses incurred by such officer.

Employment Arrangements – Executives and Key Employees

Steve Durdin serves as our President under an employment agreement previously entered into between the Company and Mr. Durdin.  Under the terms of the agreement, Mr. Durdin receives $9,500 per month, and is entitled to receive options or cashless exercise warrants to acquire a minimum of 10,000,000 shares of our common stock pursuant to our 2007 Stock Option Plan. Mr. Durdin is also entitled to receive immediate family medical and dental insurance coverage and life insurance equal to three times his annual base salary. In addition, Mr. Durdin will receive an auto allowance of $1,000 per month and a home office allowance of $1,000 per month, as well as reimbursement for reasonable out-of-pocket expenses. As part of the agreement, Mr. Durdin will not be entitled to additional compensation by reason of service as a member of the Board of Directors. The agreement was effective on October 1, 2007 for a fifteen-month period and was automatically renewed for an additional one-year period.  Effective April 1, 2009 the Board increased Mr. Durdin’s base compensation to $20,833.33 per month.

We executed a consulting agreement with Stanley Teeple, Inc. (“STI”), an entity affiliated with Stanley Teeple, to provide services related to accounting and securities reporting for a one-time fee of $10,000 plus reimbursement of certain expenses. On June 15, 2006, we executed a new consulting agreement with STI to provide the aforementioned services for a compensation of $5,000 per week for six months and reimbursement of related costs. In July 2006, our Board of Directors appointed Stanley Teeple as our Secretary and Treasurer and Board Director. On December 21, 2006, we entered into a third consulting agreement with STI pursuant to which we agreed to pay STI a weekly consulting fee of $5,000, and issue to STI options or cashless exercise warrants during the first quarter of 2007 to acquire a minimum of 5,000,000 shares of our common stock at terms to be determined by our Board of Directors. The agreement was effective on January 1, 2007 for a two-year period and would be automatically renewed for consecutive one-year periods unless terminated by either party. During the year ended December 31, 2006, we paid $175,000 to STI for consulting services, of which $20,000 was recorded as prepaid expense - related party as of December 31, 2006 and the remaining $155,000 was expensed. On March 8, 2007, the Company entered into a fourth consulting agreement with STI, which superseded but provided for the identical terms of cash compensation as STI’s agreement of December 21, 2006. In addition, STI is to be reimbursed for certain medical and dental insurance coverage, an auto allowance of $1,000 per month, and certain other fringe benefits. STI was also entitled to receive options or cashless warrants to acquire 20,000,000 shares of our common stock at prices to be determined by the terms of a stock option plan to be adopted by the Company. In 2007, STI waived its rights to 10,000,000 of the options to acquire our common stock. Mr. Teeple currently owns options to purchase 10,000,000 shares of the Company’s common stock personally of which 5,000,000 options were granted in 2007, at an exercise price of $0.25 per share, and 5,000,000 options were granted in April 2008 also at an option price of $.25 per share, pursuant to the Company’s 2007 Stock Option Plan.

Both agreements described above are to automatically renew for one year on December 31, 2009 unless earlier terminated by either party.

Outstanding Equity Awards at Fiscal Year End

The table below sets forth the options and stock awards received by the executive officers of the Company as of December 31, 2009.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (#)
Steven P. Durdin	10,000,000	-	-	$0.25	10/16/17	-	-	-	-
Stanley L. Teeple	10,000,000	-	-	$0.25	10/16/17	-	-	-	-
Everett Miller	2,750,000	-	-	$0.25	10/16/17	-	-	-	-

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires that our directors and certain of our officers file reports of ownership and changes of ownership of our common stock with the SEC. Based solely on copies of such reports provided to us, we believe that all directors and officers filed all such reports required of them with respect to stock ownership and changes in ownership during 2009.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL NO. 3

Mark Bailey & Company, Ltd. was appointed to serve as the Company’s independent auditors in October, 2009 and has been appointed by the Audit Committee to continue as the Company’s independent auditors for the fiscal year ending December 31, 2009.  In the event that ratification of this selection of auditors is not approved by at least 10% of the stock having voting power present at the Annual Meeting, in person or by proxy, the Board will reconsider its selection of auditors.

Mark Bailey & Company, Ltd. has no interest, financial or otherwise, in the Company. A representative of Mark Bailey & Company, Ltd. is expected to be present at the Annual Meeting. The auditors will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The proxy holders intend to vote the shares represented by proxies to ratify the Board’s selection of Mark Bailey & Company, Ltd. as the Company’s independent auditors for the fiscal year ending December 31, 2009.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Committee to pre-approve interim services by the independent auditors other than the annual audit. The Chairman must report all such pre-approvals to the entire Audit Committee at the next Committee meeting.

Approval of this proposal requires the affirmative vote of at least 10% of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF MARK BAILEY & COMPANY, LTD. AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

ADDITIONAL INFORMATION
Other Business

The Board is not aware of any other business that will come before the Annual Meeting, but if any such matters are properly presented, the proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the Annual Meeting.

Stockholder Proposals

In order for stockholders proposals to be included in Indigo’s proxy statement for its next Annual Meeting, they must be received by Indigo at its principal executive office, 701 N. Green Valley Pkwy., Suite 200, Henderson, Nevada 89074 by November 1, 2010. All other stockholder proposals, including nominations for directors, must be received by Indigo not less than 60 days or more than 90 days prior to such Meeting, which is tentatively scheduled for the fourth quarter of 2010.

Availability of Certain Documents Referred to Herein

This Proxy Statement refers to certain documents of the Company that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner, to whom this Proxy Statement is delivered, upon oral or written request, without charge, directed to Stanley L. Teeple at 701 N. Green Valley Pkwy., Suite 200, Henderson, Nevada 89074.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ Stanley L. Teeple
Stanley L. Teeple

Henderson, Nevada
April ___, 2010

INDIGO-ENERGY, INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON JUNE 14, 2010

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stanley L. Teeple, Chief Financial Officer of the Company, as proxy for the undersigned, with full power to appoint his substitute, to represent and to vote all the shares of Common Stock of Indigo-Energy, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on June 14, 2010 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

IMPORTANT—This proxy must be signed and dated on the next page.

THIS IS YOUR PROXY
 YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Indigo-Energy, Inc. to be held at the Marriot Hotel Airport, One Arrivals Road, Philadelphia, PA 19153 on June 14, 2010, at 2:00 P.M. local time.

Please read the Proxy Statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS

	For	Against	Abstain
1. To approve the Increase in Authorized Common Stock.	☐	☐	☐

2. Election of Directors

	For	Against	Abstain
Nominees:

Steven P. Durdin	☐	☐	☐

Brad Hoffman	☐	☐	☐

(Except nominee(s) written above)

	For	Against	Abstain
3. To ratify the appointment of Mark Bailey & Company, Ltd. as the Company’s independent accounting firm for the fiscal year ending December 31, 2009.	☐	☐	☐

Dated:                                          , 2010
Signature

Name (printed)

Title

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.